UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

Hasbro, Inc.

(Exact name of registrant as specified in its charter)

Rhode Island	1-6682	05-0155090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1027 Newport Ave., Pawtucket, Rhode Island	02862
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (401) 431-8697

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders.

On May 17, 2012, Hasbro, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”).  As of the record date of March 23, 2012, there were 129,710,016 shares of common stock outstanding and entitled to notice of and to vote at the Annual Meeting. The matters voted upon at the Annual Meeting and the results of the voting are set forth below.

Proposal I – Election of Directors

Shareholders approved the election of thirteen directors to serve as directors for a one-year term to expire at the 2013 Annual Meeting.  The voting results for this proposal are as follows:

	For	Withheld	Broker Non-Votes
Basil L. Anderson	103,758,204	490,642	8,939,772
Alan R. Batkin	103,682,440	566,406	8,939,772
Frank J. Biondi, Jr.	97,235,370	7,013,476	8,939,772
Kenneth A. Bronfin	101,342,846	2,906,000	8,939,772
John M. Connors, Jr.	100,869,117	3,379,729	8,939,772
Michael W.O. Garrett	101,107,305	3,141,541	8,939,772
Lisa Gersh	102,289,708	1,959,138	8,939,772
Brian D. Goldner	104,096,415	152,431	8,939,772
Jack M. Greenberg	94,757,109	9,491,737	8,939,772
Alan G. Hassenfeld	104,039,627	209,219	8,939,772
Tracy A. Leinbach	104,123,217	125,629	8,939,772
Edward M. Philip	101,135,050	3,113,796	8,939,772
Alfred J. Verrecchia	103,626,173	622,673	8,939,772

Proposal II – Advisory Vote on Executive Compensation of the Named Executive Officers

Shareholders approved, on an advisory basis, the Company’s compensation of its Named Executive Officers, as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections of the Company’s 2012 Annual Meeting Proxy Statement. The voting results for this proposal are as follows:

For	Against	Abstain	Broker Non-Votes
97,418,598	6,227,129	603,119	8,939,772

Proposal III – Ratification of Independent Registered Public Accountants for Fiscal Year 2012

Shareholders ratified the appointment of KPMG LLP to serve as the Company’s independent registered public accountants for its 2012 fiscal year.  The voting results for this proposal are as follows:

For	Against	Abstain
111,717,423	1,367,079	104,116

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASBRO, INC.

	By:	/s/ Deborah Thomas
	Name:	Deborah Thomas
	Title:	Senior Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)
Date: May 21, 2012